Exhibit 99.1
For Immediate Release: July 1, 2014

General Motors Posts Best June Sales Since 2007
Retail sales up 9 percent selling day adjusted

DETROIT - General Motors Co. (NYSE: GM) dealers delivered 267,461 vehicles in the United States in June. Total sales were up 1 percent compared to a year ago. Retail sales were up 1 percent and fleet sales were up 2 percent.

There were two fewer selling days in June compared with a year ago. On a selling- day adjusted basis, GM’s total sales were up 9 percent. Retail deliveries were up 9 percent and fleet sales were up 10 percent.

The seasonally adjusted annual selling rate (SAAR) for light vehicles in June was an estimated 16.6 million units, topping 16 million units for the fourth consecutive month. The estimated SAAR for the first half of the year was 16.1 million, which is within GM’s full-year forecast of 16.0 million to 16.5 million units.

“June was the third very strong month in a row for GM, with every brand up on a selling-day adjusted basis,” said Kurt McNeil, U.S. vice president of Sales Operations. “In fact, the first half of the year was our best retail sales performance since 2008, driven by an outstanding second quarter.”

GM’s commercial fleet business also continues to grow, posting its eighth consecutive monthly increase for the best June since 2007.

“It’s clear that our commercial and small business customers are expecting a strong second half of the year and they are building their fleets to meet demand,” McNeil said.

Commercial fleet sales were up 48 percent, driven by strong pickup, van and small car sales. Government deliveries were up 14 percent thanks to strong car sales. Small business deliveries, which are included in retail sales, were up 6 percent, driven by van, SUV and pickup sales. Rental deliveries were down 11 percent. At the beginning of June, GM indicated that fleet sales for the month would likely be down due to the timing of rental customer deliveries.

June Sales Highlights (vs. 2013 except as noted)

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Buick had its best June since 2006. Deliveries were up 18 percent, driven by an 82 percent increase in Encore deliveries, a 33 percent increase for LaCrosse, a 26 percent increase for Regal and a 5 percent increase for Enclave.

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GMC also had its best June since 2006. Deliveries were up 11 percent driven by strong demand for the redesigned Yukon, up 120 percent, as well as the Yukon XL, up 70 percent; the Terrain, up 8 percent; and the Savana, up 129 percent.

•	Deliveries of the Chevrolet Spark and Sonic were up 19 percent and 36 percent, respectively.

•	Deliveries of the Chevrolet Tahoe were up 93 percent and Suburban sales were up 73 percent. Traverse was up 3 percent and Silverado was up 1 percent.

•	Cadillac sales were up, with Escalade up 57 percent and SRX up 19 percent. It was Cadillac’s best June since 2008, and 57 percent of customers did not trade in a Cadillac.

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GM’s average transaction prices (ATPs) were in line with April and May, with higher pickup, SUV and Cadillac ATPs offsetting declines among cars and crossovers, according to mid-month J.D. Power PIN estimates.

•	For the second quarter, ATPs were up about $800 per unit versus the first quarter. Calendar year to date, ATPs are up about $2,700 compared with a year ago.

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Incentive spending as a percentage of ATP was 10.9 percent, up 0.2 points from a year ago, according to J.D. Power PIN estimates. The industry average for June was 9.7 percent, also up 0.2 points from a year ago.

General Motors Co. (NYSE:GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world's largest and fastest-growing automotive markets. GM, its subsidiaries and joint venture entities sell vehicles under the Chevrolet, Cadillac, Baojun, Buick, GMC, Holden, Jiefang, Opel, Vauxhall and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com

Forward-Looking Statements
In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planned significant investment in new technology; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; and our ability to continue to attract new customers, particularly for our new products. GM's most recent annual report on Form 10-K and quarterly reports on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC.
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CONTACT:

Jim Cain
GM Communications
313-407-2843
james.cain@gm.com

Sales Tables

June	Total Sales	YOY Change	Retail Sales	YOY Change
Chevrolet	188,567	-2.5%	126,847	-1.4%
GMC	43,550	10.6%	36,139	4.9%
Buick	21,403	18.4%	18,034	12.3%
Cadillac	13,941	0.1%	12,536	-4.5%
Total	267,461	1.0%	193,556	0.7%

2014CY	Total Sales	YOY Change	Retail Sales	YOY Change
Chevrolet	1,027,908	1.3%	701,999	1.9%
GMC	232,371	5.3%	200,596	6.0%
Buick	113,472	12.5%	95,463	5.9%
Cadillac	82,117	-1.9%	76,014	-0.1%
Total	1,455,868	2.5%	1,074,072	2.9%

Fleet Segment	Month	YOY Change	2014 CY	CY Change
Share of Sales	27.6%	0.2 points	26.2%	-0.3 points

Inventory	Units at Month-end	Days Supply (selling day adjusted)	Units at Previous Month-end	Days Supply (selling day adjusted)
All Vehicles	798,532	72	815,897	77

	Industry Sales	Month (est.)	2014 (est.)
	Light Vehicle SAAR	16.6 million	16.0-16.5 million

	June			(Calendar Year-to-Date) January - June
	2014	2013	%Change Volume	2014	2013	%Change Volume
Enclave	6,202	5,922	4.7	30,142	31,841	(5.3)
Encore	4,142	2,280	81.7	23,657	12,252	93.1
LaCrosse	5,332	3,999	33.3	25,280	24,482	3.3
Regal	1,743	1,383	26.0	12,303	8,820	39.5
Verano	3,984	4,489	(11.2)	22,090	23,433	(5.7)
Buick Total*	21,403	18,078	18.4	113,472	100,837	12.5
ATS	2,358	3,459	(31.8)	14,910	19,183	(22.3)
CTS	2,174	2,416	(10.0)	16,008	15,133	5.8
ELR	97	—	***.*	390	—	***.*
Escalade	1,907	1,035	84.3	6,671	5,677	17.5
Escalade ESV	1,058	667	58.6	3,735	3,827	(2.4)
Escalade EXT	2	186	(98.9)	49	1,159	(95.8)
SRX	4,652	3,912	18.9	28,864	23,990	20.3
XTS	1,693	2,234	(24.2)	11,490	14,684	(21.8)
Cadillac Total*	13,941	13,929	0.1	82,117	83,679	(1.9)
Avalanche	10	1,712	(99.4)	82	11,878	(99.3)
Camaro	7,721	7,236	6.7	46,672	42,312	10.3
Caprice	434	511	(15.1)	1,732	1,552	11.6
Captiva Sport	3,959	2,984	32.7	28,811	24,762	16.4
Colorado	51	155	(67.1)	73	3,034	(97.6)
Corvette	2,723	853	219.2	17,744	5,673	212.8
Cruze	26,008	32,871	(20.9)	145,338	133,689	8.7
Equinox	21,748	23,645	(8.0)	120,831	126,397	(4.4)
Express	8,136	8,868	(8.3)	39,514	40,602	(2.7)
Impala	14,378	17,255	(16.7)	78,499	83,382	(5.9)
Malibu	16,137	21,288	(24.2)	103,505	111,100	(6.8)
Silverado-C/K Pickup	43,519	43,259	0.6	240,679	242,586	(0.8)
Sonic	9,718	7,122	36.5	50,390	44,905	12.2
Spark	3,708	3,104	19.5	22,299	17,588	26.8
Suburban (Chevy)	6,584	3,813	72.7	23,571	21,663	8.8
SS	217	—	***.*	1,662	—	***.*
Tahoe	11,147	5,790	92.5	45,838	40,857	12.2
Traverse	10,592	10,295	2.9	52,053	53,294	(2.3)
Volt	1,777	2,698	(34.1)	8,615	9,855	(12.6)
Chevrolet Total*	188,567	193,460	(2.5)	1,027,908	1,015,134	1.3
Acadia	8,023	9,174	(12.5)	41,170	46,492	(11.4)
Canyon	3	64	(95.3)	5	876	(99.4)
Savana	4,333	1,890	129.3	16,269	8,210	98.2
Sierra	15,406	16,568	(7.0)	93,191	87,633	6.3
Terrain	8,743	8,059	8.5	50,687	50,676	—
Yukon	3,946	1,797	119.6	18,604	12,105	53.7
Yukon XL	3,096	1,824	69.7	12,445	14,704	(15.4)
GMC Total	43,550	39,376	10.6	232,371	220,696	5.3
GM Vehicle Total*	267,461	264,843	1.0	1,455,868	1,420,346	2.5
24 selling days for the June period this year and 26 for last year.
*Totals include discontinued Buick Lucerne, Cadillac DTS & STS, and Chevrolet Aveo & HHR.